UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 29, 2008

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2008, Impac Mortgage Holding, Inc. (the “Company”) filed Articles of Amendment to its charter with the Department of Assessments and Taxation of the State of Maryland to effect a reverse stock split of its outstanding shares of common stock (“Amendment No. 1”) and to reduce the common stock’s par value subsequent to the reverse stock split (“Amendment No. 2”).   Pursuant to Amendment No. 1, which became effective at 12:01 a.m., Eastern Standard Time, on December 30, 2008, every ten shares of common stock, par value $0.01 per share, of the Company which were issued and outstanding immediately prior to the effectiveness of Amendment No. 1 were combined into one issued and outstanding share of common stock, par value $0.10 per share. No fractional shares of common stock of the Company were issued upon the effectiveness of Amendment No. 1. Any fractional shares that would otherwise result from the reverse stock split were eliminated by rounding each fraction up to the nearest whole share.

Pursuant to Amendment No. 2, which become effective at 12:02 a.m., Eastern Standard Time, on December 30, 2008, the par value of the Company’s issued and outstanding shares of common stock immediately prior to the effectiveness of Amendment No. 2 was decreased from $0.10 per share to $0.01 per share.

As of December 30, 2008, the Company’s common stock began being quoted on a split-adjusted basis under a new CUSIP number - 45254P 508.

A copy of Amendment No. 1 and Amendment No. 2 are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of the Company, effective as of December 30, 2008.
3.2	Articles of Amendment of the Company, effective as of December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: December 30, 2008

	By:	/s/ Ron Morrison
	Name:	Ron Morrison
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment of the Company, effective as of December 30, 2008.
3.2	Articles of Amendment of the Company, effective as of December 30, 2008.